Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated September 28, 2007, appearing in the Annual Report on Form 10-K of Integrated BioPharma, Inc. for the year ended June 30, 2007 and to the reference to us under the heading “Experts” in the Prospectus.

s/ Amper, Politziner, & Mattia P.C.

March 21, 2008

Edison, New Jersey